Exhibit 107
Filing Fee Table

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price	Fee Rate	Amount of registration fee prior to offset
Common Stock, $1.00 par value	4,029,563	$192.54	$775,852,060.02	0.00011020	$85,498.90

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing \ Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11
Fee Offset Claims	—	—	—	—	—	—	—	—	—	—	—
Fee Offset Sources	—	—	—	—	—	—	—	—	—	—	—
Rule 457(p)
Fee Offset Claims	Quaker Chemical Corporation	S-3ASR	333-233956	08/29/2019	—	$77,936.16 (4)	Stock	Common Stock, $1.00 par value per share	Common Stock, $1.00 par value per share	4,209,563	—
Fee Offset Sources	Quaker Chemical Corporation	S-3ASR	333-233956	—	08/29/2019	—	—	—	—	—	$7,562.74
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(1)The securities being registered hereby are offered for the account of the selling security holder listed herein who will acquire up to the number of securities registered hereby upon conversion of a convertible promissory note issued in a private transaction.
(2)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional number of common stock as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar events.
(3)Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average of the high and low prices, as reported by the New York Stock Exchange, for our common stock on August 2, 2023.
(4)Pursuant to Rule 457(p) of the Securities Act, the registrant is offsetting its filing fee for this registration statement by $77,936.16 (calculated at the fee rate in effect at the date of the registrant’s prior registration statement filed on Form S-3), which represents a portion of the registration fee previously paid with respect to approximately $682,037,100.58 of unsold securities from the registrant’s prior registration statement on Form S-3.